UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 12 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	October 7, 2021

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

On October 7, 2021, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”), appointed Thomas Forest Farb-Horch and Agnieszka Winkler to its Board of Directors. Mr. Farb and Ms. Winkler’s appointments were made to the class with terms expiring at the Company’s 2024 annual meeting of stockholders.

Thomas Forest Farb-Horch, age 64, has over three decades of experience as an investor in and senior executive of numerous life science and information technology companies both in the U.S. and internationally. Mr. Farb has served as the Chief Executive Officer, President, co-founder and director of Thrive Bioscience, Inc. since May 2014. He has also served as President, Chief Operating Officer and in other C-level positions at several other companies, including Interneuron Pharmaceuticals (NASDAQ), Indevus Pharmaceuticals (NASDAQ), and Cytyc (NASDAQ). Mr. Farb currently serves on the boards of directors of North Shore InnoVentures and AutoImmunity Biologic Solutions, and is a member of the scientific advisory board of Emervax. Mr. Farb previously served on the boards of directors of Fair Isaac (NYSE:FICO), Redwood Trust (NYSE:RWT), HNC Software (NASDAQ), Retek Systems (NASDAQ) and Symon Communications (NASDAQ). Mr. Farb earned a B.A. in sociology from Harvard University.

Agnieszka Winkler, age 75, has extensive professional and board experience with start-up, mid-cap and Fortune 500 companies. Ms. Winkler currently serves on the board of directors of Virco (NASDAQ:VIRC) and the board of trustees of each of Santa Clara University and the African Diaspora Network. She also serves as Chair of the board of directors of the Jesuit School of Theology and as President of the board of Catholic Charities of Santa Clara County. Ms. Winkler has previously served on numerous public company boards such as SuperCuts (NASDAQ), Reno Air (NASDAQ), The Cheesecake Factory (NASDAQ:CAKE), and Inter-Tel (NASDAQ), as well as private company boards including Ascension, Ascension Network and IPLocks. She was the founder and former Chair and Chief Executive Officer of TeamToolz, a software company, and Winkler Advertising, both of which were acquired. Ms. Winkler earned a B.A. in history from Holy Names University, an M.A. in history from San Jose State University, and an M.B.A. from Santa Clara University.

Mr. Farb and Ms. Winkler will participate in the Company's standard compensation program for non-employee directors, as described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 26, 2021, except that pursuant to an amendment to that program, the retainers otherwise payable in cash will be paid 50% in cash and 50% in fully vested shares of the Company’s common stock.

There is no arrangement or understanding between Mr. Farb or Ms. Winkler and any other person pursuant to which they were selected as directors of the Company and there are no family relationships between Mr. Farb or Ms. Winkler and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Farb or Ms. Winkler has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with their appointments, Mr. Farb and Ms. Winkler are expected to enter into standard Director Agreements with the Company, a form of which was previously filed by the Company with the U.S. Securities and Exchange Commission on May 10, 2016, and which is incorporated by reference herein.

On October 12, 2021, the Board took action to separate the Compensation, Nominating and Governance Committee into two separate committees, namely, the Compensation Committee and the Nominating and Governance Committee.

Also on October 12, 2021, the Board took action to reconstitute the membership of each of the committees to be as follows:

Audit Committee	Compensation Committee	Nominating & Governance Committee
Amit Bhalla (Chair)	Malcolm G. Witter (Chair)	Agnieszka Winkler (Chair)
Alexander L. Cappello	Alexander L. Cappello	Alexander L. Cappello
Thomas F. Farb-Horch	John K. Scott, Jr.	Thomas F. Farb-Horch.
Malcolm G. Witter	Agnieszka Winkler	John K. Scott, Jr.

Press Release

On October 14, 2021, the Company issued a press release relating to Mr. Farb’s and Ms. Winkler’s appointments, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated October 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: October 14, 2021	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

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